Exhibit 24

UNION PACIFIC CORPORATION
Powers of Attorney

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the Company), do hereby appoint each of V. James Vena and Craig V. Richardson his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2024, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 6, 2025.

/s/ William J. DeLaney	/s/ Michael R. McCarthy
William J. DeLaney	Michael R. McCarthy

/s/ David B. Dillon	/s/ Doyle R. Simons
David B. Dillon	Doyle R. Simons

/s/ Sheri H. Edison	/s/ John K. Tien Jr.
Sheri H. Edison	John K. Tien, Jr.

/s/ Teresa M. Finley	/s/ John P. Wiehoff
Teresa M. Finley	John P. Wiehoff

/s/ Deborah C. Hopkins	/s/ Christopher J. Williams
Deborah C. Hopkins	Christopher J. Williams

/s/ Jane H. Lute
Jane H. Lute